GOLDEN TELECOM, INC.
2005 STOCK APPRECIATION RIGHTS PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

Golden Telecom, Inc. (the “Company”) hereby establishes the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (the “Plan”) upon the terms and conditions hereinafter stated. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging officers and employees performing services for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers and employees with exceptional qualifications, and (c) linking officers and employees directly to shareholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Appreciation Rights grants to individuals designated in the sole discretion of the Company.

ARTICLE II
DEFINITIONS

2.01 “Award” means Stock Appreciation Rights granted to a Participant under the Plan.

2.02 “Award Agreement” means the written agreement pursuant to Article VI hereof, that sets forth the terms, conditions, restrictions and privileges for an Award that incorporates the terms of the Plan.

2.03 “Base Value” means the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights hereunder.

2.04 2.05 2.06	“Board” means the Board of Directors of the Company. “Committee” means the Compensation Committee of the Company. “Common Stock” means shares of the common stock of the Company.

2.07 “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, any physical or mental impairment which would qualify such individual for disability benefits under the Federal Social Security System.

2.08 “Effective Date” means the date upon which the Board approved this Plan, November 22, 2005.

2.09 “Employee” means any person who is employed by the Company or a subsidiary thereof. The Company classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.10 “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan on a particular date shall be the lower of: (i) the mean between the high and low sales price per share of Common Stock on such date, or in case no such sale takes place on such date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market; or (ii) the average closing sales price share of Common Stock for the fourteen (14) trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market.

If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above.

2.11 “Final Value” means the Fair Market Value of a share of Common Stock as of the date on which Stock Appreciation Rights are exercised by a Grantee hereunder.

2.12 “Grantee” refers to any Participant in the Plan who receives an Award.

2.13 “Officer” means any Employee of the Company or any of its subsidiaries who is designated by the Board as a corporate officer.

2.14 “Participant” means any Employee or Officer who is designated by the Board pursuant to Article VI to participate in the Plan.

2.15 “Premium Base Value” means the Base Value expressed as a dollar value on the date of grant of such Stock Appreciation Rights hereunder.

2.16 “Stock Appreciation Rights” means the right of a Participant to receive the appreciation in value of the Company’s Common Stock, payable in the form of cash or shares of the Company’s Common Stock in accordance with Section 7.03 hereof, the terms of the Award Agreement and the Plan.

ARTICLE III
ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01 Plan Administration. The Board shall administer the Plan unless and until the Board delegates administration responsibility to the Committee in the manner provided in Section 3.02. The Board shall have the powers, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive the number of Stock Appreciation Rights granted.

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) To amend the Plan or an Award Agreement pursuant to the terms of Article IX hereof.

(d) Generally, to exercise such powers and to perform such acts as the Board deems reasonable and necessary to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

3.02 Delegation to the Committee. The Board may delegate administration of the Plan to the Committee which shall be comprised of three (3) or more members of the Board, and the term Committee shall apply to those whom such authority has been delegated. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to authorize an officer of the Company to assume those limited administrative powers that are related to the day to day operation and administration of the Plan that the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee any time and revest in the Board the administration of the Plan.

3.03 Revocation for Misconduct. Any Stock Appreciation Rights Award under this Plan, whether or not vested and exercisable, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries due to the individual’s (i) personal dishonesty of a material nature affecting his or her ability to perform his or her duties with the Company, (ii) willful misconduct or gross negligence, (iii) breach of fiduciary duty involving personal profit, or (iv) conviction of any criminal offense which involves dishonesty or breach of trust or conviction of any felony shall automatically terminate, rescind and be revoked.

3.04 Limitation on Liability. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s bylaws, the Board shall be indemnified by the Company in respect of all their activities under the Plan.

3.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

ARTICLE IV

ELIGIBILITY

Awards may be granted to such Employees and Officers as may be designated from time to time by the Board or Committee, pursuant to guidelines, if any, which may be adopted by the Board or Committee from time to time.

ARTICLE V
COMMON STOCK AVAILABLE FOR THE PLAN; ADJUSTMENTS

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be two hundred thousand (200,000) shares. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board may make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number of shares covered by outstanding Awards under the Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

Where appropriate, the Board also may adjust the number of shares subject to outstanding Awards and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before the applicable restrictions lapse, or expires or terminates for any reason, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

ARTICLE VI
PARTICIPATION; STOCK APPRECIATION RIGHTS AWARD AGREEMENTS

The Board shall, in its discretion, determine from time to time which Employees and Officers will participate in the Plan and receive Awards under the Plan. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Officer, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Board shall deem relevant to accomplishing the purposes of the Plan.

All awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Board or Committee in an Award Agreement delivered to and signed by the Participant.

ARTICLE VII

STOCK APPRECIATION RIGHTS AWARDS

7.01 Stock Appreciation Rights. Subject to the provisions hereof and individual Stock Appreciation Rights Award Agreements, the Company shall award to Participants that it designates in its sole discretion, Stock Appreciation Rights. This Stock Appreciation Rights Award Agreement shall contain such terms and conditions as the Board shall from time to time determine, shall specify the Base Value of one (1) share of Common Stock, and shall specify the number of Stock Appreciation Rights being granted to the individual, where one (1) Stock Appreciation Right shall equal one share of Common Stock. The Company shall have the discretion to grant Stock Appreciation Awards to Participants specifying a premium Base Value expressed in dollars that exceeds Base Value (“Premium Base Value”).

7.02 Vesting of Stock Appreciation Rights Awards. Stock Appreciation Rights Awards shall vest and be exercisable pursuant to the terms outlined in each Grantee’s individual Stock Appreciation Rights Award Agreement.

7.03 Settlement of Stock Appreciation Rights Upon Exercise. A Grantee shall exercise his Stock Appreciation Rights by submitting to the Board or the Committee a Notice of Exercise in the form provided by the Board or the Committee. Under a Stock Appreciation Rights Award Agreement, as soon as practicable following exercise of such Award, the Grantee will receive cash or shares (including fractional shares) of Common Stock equal in value to the positive difference between the Base Value (or Premium Base Value) and the Final Value multiplied by the number of Stock Appreciation Rights being exercised. This process shall be referred to as the “settlement” of Stock Appreciation Rights.

Partial exercises of Stock Appreciation Rights are permitted hereunder. A Stock Appreciation Rights Award may not be exercised if there is no positive difference between the Base Value (or Premium Base Value) and the Final Value, and the Grantee shall not be entitled to any settlement in cash or Common Stock hereunder in such circumstances. All Awards granted under the Plan shall settle in cash unless a Grantee’s Award Agreement expressly provides the Grantee with the ability to elect to receive cash or Common Stock at his or her election upon exercise. Notwithstanding the foregoing, if the Board is unable to secure shareholder approval of the Plan, all Awards made hereunder shall be settled in cash without regard to a Grantee’s election to receive stock pursuant to his or her Stock Appreciation Rights Award Agreement.

In the event of the Grantee’s death prior to receiving such share distribution payment when due, such distribution will be made to the Grantee’s designated beneficiary (as identified in the Stock Appreciation Rights Award Agreement). If the Grantee is legally married at the time of the designation, and the designated beneficiary is not the Grantee’s spouse, then a written consent of his/her spouse will be required to be provided by the Grantee, or else the Company may not pay benefits under the Plan to the designee named and the benefit would pass to the Grantee’s estate under applicable law. A Grantee may at any time designate a new beneficiary, subject to the restrictions in the preceding sentence, by notifying the Board or as appropriate, the Committee, in writing and such new designation shall be incorporated with and attached to the Company’s file copy of the Stock Appreciation Right Awards Agreement.

7.04 Restriction on Transfer. Until an Award is exercised, none of the shares of Common Stock which may be paid to the Grantee upon settlement may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered by the Grantee, and no attempt to transfer the shares or the right to receive such shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the shares.

7.05 Exercise by Beneficiary. If a Grantee dies, becomes disabled or otherwise is unable to exercise an Award, the Grantee’s designated beneficiary shall have the right to exercise such Award under the terms and conditions set forth hereunder and under the applicable Stock Appreciation Rights Award Agreement.

7.06 Termination of Employment, Effect on Awards. In the event that a Grantee dies, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable either by the Grantee or as appropriate, his beneficiary, on the ninety-first (91st) day following the date of death.

In the event that a Grantee terminates his employment with the Company other than for the reasons set forth in Section 3.03 hereof, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable by the Grantee or as appropriate, his beneficiary, on the thirty first (31st) day following the effective date of the termination of his employment.

7.07 Exercisability: Vested Awards shall be exercisable by Grantees only until the fifth (5) anniversary of the Date of Grant as set forth in a Grantee’s Award Agreement. Vested Awards that remain unexercised after such date shall expire by their terms.

ARTICLE VIII
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the Grantee’s consent.

ARTICLE IX
EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company or any of its subsidiaries to continue in such capacity.

ARTICLE X
TAX CONSIDERATIONS

In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with the exercise of a Stock Appreciation Rights Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from the Grantee in connection with the exercise of any Award.

ARTICLE XI

EFFECTIVE DATE OF THE PLAN; TERM

11.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan.

11.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until the restrictions contained therein have lapsed, or by their terms expire or are forfeited.

ARTICLE XII
GOVERNING LAW

To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan, and to apply the Corporate seal hereto as of the 22nd day of November, 2005.

GOLDEN TELECOM, INC.

By: Name:	Jean-Pierre Vandromme Chief Executive Officer